Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
PERIOD FROM DECEMBER 15, 2005 TO JANUARY 11, 2006

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: February 17, 2006	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended January 11, 2006:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	10

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	January 11, 2006
ASSETS
Current assets:
Cash and cash equivalents	$81,842
Marketable securities	13,254
Trade and other receivables, less allowance for doubtful accounts of $9,523	166,098
Insurance claims receivable	73,187
Income tax receivable	30,283
Merchandise inventories, less LIFO reserve of $154,005	523,778
Prepaid expenses and other current assets	64,475

Total current assets	952,917

Property, plant and equipment, net	548,314
Other assets, net	125,681

Total assets	$1,626,912

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$223
Current obligations under capital leases	4,073
Accounts payable	246,311
Reserve for self-insurance liabilities	86,099
Accrued wages and salaries	77,140
Accrued rent	32,729
Accrued expenses	109,258

Total current liabilities	555,833

Reserve for self-insurance liabilities	142,527
Long-term debt	263
Long-term borrowings under DIP Credit Facility	40,000
Obligations under capital leases	5,134
Other liabilities	17,335

Total liabilities not subject to compromise	761,092

Liabilities subject to compromise	1,122,996

Total liabilities	1,884,088

Shareholders’ deficit:
Common stock	141,682
Additional paid-in-capital	32,087
Accumulated deficit	(395,388)
Accumulated other comprehensive loss	(35,557)

Total shareholders’ deficit	(257,176)

Total liabilities and shareholders’ deficit	$1,626,912

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended January 11, 2006
Net sales	$630,335
Cost of sales, including warehouse and delivery expenses	470,879

Gross profit on sales	159,456
Other operating and administrative expenses	157,962
Impairment charges	1,888
Restructuring gains	(9,723)

Operating income	9,329
Interest expense, net	822

Earnings before reorganization items and income taxes	8,507
Reorganization items, net expense	3,542
Income tax expense	—

Net earnings from continuing operations	4,965

Discontinued operations:
Loss from discontinued operations	(4,104)
Gain on disposal of discontinued operations	746
Income tax expense	—

Net loss from discontinued operations	(3,358)

Net income	$1,607

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended January 11, 2006
Cash flows from operating activities:
Net income	$1,607
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of assets, net	(5,707)
Reorganization items, net expense	3,542
Impairment charges	1,888
Depreciation and amortization	7,923
Stock compensation plans	711
Change in operating assets and liabilities:
Trade and other receivables	8,639
Merchandise inventories	32,133
Prepaid expenses and other current assets	(1,617)
Accounts payable	(19,310)
Reserve for self-insurance liabilities	(10,502)
Lease liability on closed facilities	(1,590)
Income taxes payable/receivable	16
Defined benefit plan	(156)
Other accrued expenses	4,263

Net cash provided by operating activities before reorganization items	21,840
Cash effect of reorganization items	(628)

Net cash provided by operating activities	21,212

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,612)
Increase in investments and other assets	(550)
Proceeds from sales of assets	8,230
Purchases of marketable securities	(298)
Sales of marketable securities	268
Other	879

Net cash provided by investing activities	5,917

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	37,819
Gross payments on DIP Credit Facility	(37,843)
Principal payments on long-term debt	(18)
Principal payments on capital lease obligations	(119)
Other	219

Net cash provided by financing activities	58

Increase in cash and cash equivalents	27,187
Cash and cash equivalents at beginning of period	54,655

Cash and cash equivalents at end of period	$81,842

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended January 11, 2006, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its post-petition liabilities in the ordinary course of business. The ability of Winn-Dixie to continue as a going concern is predicated upon, among other things, the confirmation of a reorganization plan, compliance with the provisions of the DIP Credit Facility (see Note 3) and the ability to generate cash flows from operations and obtain financing sources sufficient to satisfy its future obligations. These challenges are in addition to (but may be related to) the operational and competitive challenges the Company faces in its ordinary course of business, as discussed in previous filings with the Securities and Exchange Commission (“SEC”).

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows. A plan of reorganization could materially change the amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization, or the effect of any operational changes that may be made in the business.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of January 11, 2006, or the results of its operations or its cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments when appropriate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005 and January 11, 2006 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The ultimate recovery by creditors and shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization. No assurance can be given as to what recoveries, if any, will be

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

assigned in the bankruptcy proceedings to each of these constituencies. While the Company believes its business plan shows that it will be able to reorganize successfully, it also believes that there is no substantial likelihood of a meaningful recovery for existing shareholders under a plan of reorganization. A plan of reorganization could also result in holders of the Company’s unsecured debt receiving less, and potentially substantially less, than payment in full for their claims. Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.

3.	DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn-Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all such assets and by a super-priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility that includes a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility (filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 24, 2005), the first amendment to the DIP Credit Facility dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005), the second amendment to the DIP Credit Facility dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005) and the third amendment to the DIP Credit Facility dated January 31, 2006 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 6, 2006). The following capitalized terms have specific meanings as defined in the DIP Credit Facility, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of January 11, 2006, the Company was in compliance with these covenants. Borrowing availability was $166.9 million, as summarized below:

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

January 11, 2006
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $243,466, including $218,135 related to outstanding letters of credit)	$306,889
Outstanding borrowings	(40,000)

Excess Availability	266,889
Limitation on Excess Availability	(100,000)

Borrowing availability	$166,889

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods from February 22, 2005 to December 14, 2005 may have been reclassified in the current period.

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 21, 2005 and January 11, 2006.

6.	Cash: As of January 11, 2006, cash consists of cash in stores and ATMs of $8.1 million, cash held in accounts of Non-Filing Entities of $9.5 million and operating cash of $64.2 million.

7.	Liabilities Subject to Compromise: Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Company under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. Pre-petition liabilities subject to compromise are segregated in the balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

As of January 11, 2006, the components of liabilities subject to compromise consisted of:

January 11, 2006
Senior notes, including accrued interest	$310,540
Accounts payable	300,619
Lease liability on closed facilities and accrued rent	48,398
Claims from rejected leases	266,234
General liability claims	64,639
Non-qualified retirement plans	116,725
Other liabilities	15,841

Liabilities subject to compromise	$1,122,996

Non-qualified retirement plans consisted of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $100.5 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $16.3 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

Since the Petition Date, the Company has received Court approval to reject a number of leases and other executory contracts of various types. The Company is in the process of reviewing all of its executory contracts and unexpired leases to determine which additional contracts and leases it will reject. The Company’s deadline to assume or reject each of its real property leases has been extended for a majority of leases to March 20, 2006. The Company expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. The Company also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

8.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and was comprised of the following:

Four weeks ended January 11, 2006
Professional fees	$3,287
Employee costs	621
Lease rejections	6,625
General liability claims	(7,025)
Other	34

Reorganization items, net	$3,542

9.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since, after considering the information available, it was determined that it was more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit or expense during the four weeks ended January 11, 2006.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended January 11, 2006 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$449,538
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	10
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,419
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	174
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	11,622
Winn-Dixie Montgomery, Inc.	05-03837	45,541
Winn-Dixie Procurement, Inc.	05-03838	264,588
Winn-Dixie Raleigh, Inc.	05-03839	6,063
Winn-Dixie Supermarkets, Inc.	05-03840	251

Total Disbursements		$780,206

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.